EXHIBIT 10.22


                              EMPLOYMENT AGREEMENT
                              --------------------


                  THIS EMPLOYMENT AGREEMENT dated as of the 29th day of May 2000, between SmartServ Online, Inc., a Delaware Corporation, with its principal executive offices at Metro Center, One Station Place, Stamford, Connecticut 06902 (the "Company"), and Alan G. Bozian, an individual and resident of New York, New York (the "Executive").

                  WHEREAS, the Executive desires to commit himself to serve the Company in accordance with the terms set forth herein;

                  WHEREAS, the Company desires to employ the Executive in accordance with the terms set forth herein; NOW, THEREFORE, in consideration of the mutual covenants herein contained, and intending to be legally bound hereby, the Company and the Executive hereby agree as follows:

         1. Position and Duties.

                  a. The Company agrees to employ the Executive for the term of this Agreement as Senior Vice President and Chief Financial Officer, and the Executive agrees to perform such duties commensurate with such positions as the Executive may reasonably be directed to perform by the Chief Executive Officer or the Board of Directors of the Company, including, but not limited to, (i) supervision and control over and responsibility for the corporate finance, treasury and merger and acquisition activities of the Company and (ii) supervision and control over and responsibility for the investor relations department of the Company. It is hereby understood that all accounting, tax and audit functions of the Company shall report directly to the Executive.

                  b. The Executive shall have the right to observe any and all meetings of the Board of Directors of the Company; provided, however, that the Executive may be excluded from Board meetings (or portions thereof) in the event that the Board is meeting in executive session or discussing personnel matters relating to the performance of executive officers of the Company. The Executive shall be considered for election to the Board of

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Directors following the first anniversary of the Effective Date (as defined in
Section 2 below).

                  c. The Executive shall have the right to devote a reasonable amount of time to (i) industry, community or charitable organizations and (ii) and the management of personal investments so long as such activities do not interfere or conflict with the performance by the Executive of his obligations hereunder. Subject to the provisions of Section 9 and Section 10 hereof, the Executive may serve as a director of other companies with the consent of the Board of Directors of the Company, which consent shall not be unreasonably withheld.

                  d. The Executive hereby accepts such employment and agrees faithfully to perform to the best of his ability the duties described in Section l(a).

         2. Term. Subject to Section 4 hereof, the term of employment of the Executive under this Agreement shall commence as of May 29, 2000 (the "Effective Date") and shall terminate on the third anniversary of the Effective Date (the "Expiration Date"). The Company shall give the Executive notice at least 180 days prior to the Expiration Date of whether it wishes to enter into an employment agreement with the Executive in respect of the Executive's employment with the Company after the Expiration Date, and if the Executive desires to continue employment with the Company after the Expiration Date, the Company shall negotiate in good faith with the Executive to extend, renew, amend or replace this Agreement.

         3. Compensation. In consideration for the Executive's agreements contained herein, and as compensation to the Executive for the performance of the services required hereunder, the Company shall pay or grant to him the following salary and other compensation and benefits:

                  a. a base salary, payable in equal installments not less frequently than bi-weekly, at such annual rate not less than $250,000 per year (the "Base Salary"), and determined from time to time by the Board of Directors or an appropriate committee thereof, provided, however, that, commencing with the first anniversary of the Effective Date (or promptly thereafter) and annually thereafter, the Executive's base salary shall be reviewed by the Board of Directors and shall be increased if the Board of Directors determines that an increase is appropriate on the basis of the types of factors it generally takes into account in increasing the salaries of executive officers of the Company provided that the Base Salary shall

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automatically be adjusted annually to reflect the increase, if any, in the cost of living by adding to the Base Salary an amount obtained by multiplying the Base Salary by the percentage by which the Consumer Price Index for All-Urban Consumers, as reported by the Bureau of Labor Statistics of the United States Department of Labor, has increased over its level from the previous twelve month period ending December 31st of each year;

                  b. the Executive shall have the opportunity to receive an annual aggregate bonus in the amount of up to fifty percent (50%) of the Base Salary (the "Cash Bonus"). The payment of the Cash Bonus will be dependent upon
(i) the yearly revenue growth and profitability of the Company and (ii) the Executive's individual performance, which performance shall be based upon his achievement of predetermined goals relating to the following matters, among others: (1) the successful management and completion of financings; (2) merger and acquisition activities of the Company; and (3) the successful management of the corporate expansion of the Company. For the calendar year ending December 31, 2000, the amount of the Cash Bonus shall be determined without pro-ration. The Cash Bonus shall be paid in cash and shall be paid within ninety (90) days of the end of the calendar year to which the Cash Bonus relates;

                  c. on the Effective Date, the Executive shall be granted nonqualified stock options to purchase an aggregate of 175,000 shares of Common Stock of the Company on the terms and conditions set forth in the Nonqualified Stock Option Contract attached hereto and in connection therewith the Company shall cause a registration statement on Form S-8 (or an amendment to a previously filed registration statement on Form S-8) to be filed with the Securities and Exchange Commission with respect to such shares within ten (10) business days of the Effective Date and the Company shall maintain the effectiveness of such registration statement while any of the options are outstanding;

                  d. such other awards under the Company's 1999 Stock Option Plan (the "Plan") or under any other stock option, incentive compensation or other compensation plan, program or arrangement now existing, or hereafter adopted and applicable to executive officers of the Company, as the Board of Directors, or an appropriate committee thereof administering such plan, program or arrangement, may determine appropriate in light of the duties and responsibilities of the Executive in respect to other executive officers;

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                  e. participation on the same terms and conditions as all other employees in all employee benefit plans, whether or not qualified within the meaning of Section 401(a) of the Internal Revenue Code of 1986, as may be amended from time to time (the "Code"), as may be now or hereafter sponsored or maintained for all employees of the Company, and participation on the same terms and conditions as other executive officers in such other plan, program or arrangement as may be now or hereafter sponsored or maintained for executive officers of the Company;

                  f. a monthly allowance of $700.00 for reasonable travel within the New York metropolitan area in connection with the performance of services under this Agreement, covering a vehicle allowance for business mileage at the applicable mileage rate as established by the Internal Revenue Service, maintenance, gas, insurance, parking and all other related expenses and the Company shall further reimburse the Executive for all reasonable other travel and other expenses incurred by the Executive in connection with the performance of services under this Agreement, upon presentation of expense statements or vouchers and such other support information as it may from time to time request, provided that such expenses meet the usual test of being business related in accordance with the Company's usual procedures in this regard;

                  g. vacation entitlement of not less than four (4) weeks per year (to be taken at reasonable times and for durations commensurate with the Executive's duties and obligations under this Agreement), absences on account of temporary illness and fringe benefits customarily enjoyed by employees or officers of the Company under the terms and conditions of the Company's policy in respect thereto, provided, however, that such benefits shall be pro-rated for the calendar year ending December 31, 2000 based upon the Effective Date;

                  h. reimbursement of up to $12,000 to cover dues, assessments and expenses incurred by the Executive relating to membership or participation in professional or social groups or organizations which the Executive determines are useful or necessary for the purpose of promoting and maintaining the business of the Company;

                  i. reimbursement of up to $3,000 to cover the cost of premiums on a life insurance policy on the life of the Executive and the Executive shall have the right to designate his beneficiaries under such policy;

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                  j. reimbursement of the cost of an annual health physical for the Executive, to the extent not covered by the Company's medical insurance plan in which the Executive participates; and

                  k. during the 18 months following the Effective Date, the Company shall provide payment for the following with respect to the Executive's relocation to the Stamford, Connecticut area: (i) reasonable expenses of moving the Executive's household belongings, including full replacement value insurance, (ii) closing costs associated with a new residence, not to exceed $10,000, (iii) one month's Base Salary (i.e., $20,833.33) to cover miscellaneous expenses associated with the relocation, (iv) reasonable expenses associated with househunting trips (with immediate family members), not to exceed two trips and an aggregate of seven days, including hotel, meals and transportation and
(v) temporary living expenses solely for the Executive, including rent and utilities, for 180 days following the Effective Date, provided that all such expenses are pre-approved by the Company. Payments to the Executive pursuant to clauses (i) and (ii) of this subsection k shall be increased by the amount necessary such that the net amount retained by the Executive, after the deduction of any federal, state and local income taxes (including any interest or penalties), including without limitation, any income taxes (including any interest or penalties) imposed upon the additional amount, will be equal to the expenses and costs covered by the Company.

         4. Termination of Employment. This Agreement shall terminate upon the Expiration Date or upon the death of the Executive. The Company may terminate this Agreement prior to the Expiration Date (and the Executive's employment hereunder shall terminate) for "Disability" or "Cause". Termination of this Agreement by the Company for any reason not set forth in the preceding sentence shall not be deemed a permitted termination and shall be deemed a breach of this Agreement. In the event of any termination of this Agreement prior to the Expiration Date, whether a permitted termination or otherwise, the provisions of
Section 5 of this Agreement shall determine the amount, if any, of any compensation thereafter due the Executive in respect to such termination.

                  As used in this Agreement, the following terms shall have the meanings set forth:

                  a. Disability. If, as a result of the Executive's incapacity due to physical or mental illness, the Executive shall have been absent from his duties with the Company on a full-time basis for four (4) consecutive months, and within thirty days after written notice of termination is given by the Company,


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the Executive shall not have returned to the full-time daily performance of his duties, the Executive shall be deemed to have experienced a Disability and the Company may terminate the Executive's employment. The Executive shall be entitled to leaves of absence from the Company in accordance with the Company's policy generally applicable to executives for illness or other temporary disabilities for a period or periods not exceeding an aggregate of four months in any calendar year, and his compensation and status as an employee hereunder shall continue during any such period or periods.

                  b. Cause. Termination by the Company of employment for "Cause" shall mean termination upon:

                  (i) the willful and continued failure by the Executive to substantially perform his duties with the Company (other than any such failure resulting from his incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to the Executive by the Board of Directors which specifically identifies the manner in which the Board of Directors believes that the Executive has not substantially performed his duties, and which failure has not been cured within thirty days after such written demand; or

                  (ii) the willful and continued engaging by the Executive in conduct which is demonstrably and materially injurious to the Company, monetarily or otherwise.

For purposes of this Subsection (b), no act, or failure to act, on the Executive's part shall be considered "willful" unless done, or omitted to be done, by the Executive in bad faith and without reasonable belief that such action or omission was in the best interest of the Company. Notwithstanding the foregoing, the Executive shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to him a copy of a resolution duly adopted by the affirmative vote of not less than 51% of the entire membership of the Board of Directors at a meeting of the Board of Directors called and held for that purpose (after reasonable notice to the Executive and an opportunity for the Executive, together with his counsel, to be heard before the Board of Directors), finding that in the good faith opinion of the Board of Directors the Executive was guilty of conduct set forth above in clauses (i) or
(ii) of the first sentence of this Subsection (b) and specifying the particulars thereof in detail.

                  c. Notice of Termination. Any purported termination by the Company or any termination by the

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Executive shall be communicated by written Notice of Termination to the other party hereto in accordance with Section 16 hereof. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination, resignation or retirement provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for such termination, resignation or retirement under the provision so indicated.

                  d. Date of Termination, Etc. "Date of Termination" shall mean
(i) if the Executive's employment is terminated for Disability, thirty days after Notice of Termination is given (provided that the Executive shall not have returned to the performance of the Executive's duties on a full-time daily basis during such thirty-day period), (ii) if the Executive's employment is terminated for any other reason, the date specified in the Notice of Termination (which shall not be less than thirty days nor more than sixty days, from the date such Notice of Termination is given), or (iii) if within thirty days after any Notice of Termination is given the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, the Date of Termination shall be the date on which the dispute is finally determined by mutual written agreement of the parties, by a binding arbitration award, or by a final judgment, order or decree of a court of competent jurisdiction (the time for appeal therefrom having expired and no appeal having been perfected). Any party giving notice of a dispute shall pursue the resolution of such dispute with reasonable diligence. Notwithstanding the pendency of any such dispute, the Company will continue to pay the Executive his full compensation in effect when the notice giving rise to the dispute was given (including, but not limited to, base salary) and continue the Executive as a participant in all compensation, employee benefit and insurance plans, programs and arrangements in which the Executive was participating when the notice giving rise to the dispute was given, until the dispute is finally resolved in accordance with this Subsection
(d).

         5. Compensation Upon Termination.

                  a. Death. If the Executive's employment hereunder terminates by reason of his death, the Company shall be obligated to pay to his surviving widow, or to his legal representatives if he leaves no surviving widow or if his surviving widow dies prior to fulfillment of the Company's obligations, (i) the


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Executive's then current base salary for a twelve (12) month period commencing on the first day of the month following the Executive's death, or until the Expiration Date, whichever shall be the first to occur; and (ii) any benefits to which the Executive is entitled under any insurance policies on the life of the Executive, under the Company's insurance programs and other employee benefit plans, programs and arrangements then in effect and under the Company's pension plan for salaried employees, if any. In addition to the foregoing, the Company shall be obligated to continue coverage, to the extent not prohibited by law, for a period of twelve (12) months from the date of the Executive's death for the Executive's eligible dependents under all of the Company's benefit plans in effect and applicable to the Executive's eligible dependents as of the date of death, provided that in the event that such eligible dependents, cannot be covered or fully covered under any or all of the Company's benefit plans, the Company shall continue to provide such eligible dependents with the same level of such coverage in effect prior to the Executive's death, on an unfunded basis if necessary.

                  b. Disability. If the Executive's employment hereunder terminates by reason of his Disability, the Company shall (i) continue to pay to the Executive, in accordance with the payroll practices of the Company in effect prior to the Date of Termination, the Executive's then current base salary for twelve (12) months after the Date of Termination, reduced by any benefits to which the Executive may be entitled under any Company sponsored disability income or income protection plan, policy or arrangement, the premiums for which or benefits under which are paid by the Company, (ii) for the first year after the Date of Termination pay an amount equal to the highest annual bonus that the Executive received in the three years prior to the Date of Termination, payable in a lump sum at approximately the same time as annual bonuses were paid by the Company in the year prior to the Date of Termination, and (iii) continue coverage, to the extent not prohibited by law, for a period of twelve (12) months from the Date of Termination or until comparable benefits are made available to the Executive in connection with subsequent employment, whichever period is shorter, for the Executive and his eligible dependents under all of the Company's benefit plans in effect and applicable to the Executive and his eligible dependents as of the Date of Termination, provided that in the event that the Executive and his eligible dependents, because of the Executive's terminated status, cannot be covered or fully covered under any or all of the


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Company's benefit plans, the Company shall continue to provide the Executive and/or his eligible dependents with the same level of such coverage in effect prior to termination, on an unfunded basis if necessary. If the Executive dies prior to the date on which such additional amounts would have ceased to be payable under this Subsection (b), the amount that would have been payable by the Company had he lived shall continue to be paid by the Company to his surviving widow at the same times and rates as it would have been payable to him.

                  c. Cause. If the Executive's employment hereunder is terminated by the Company for Cause, the Company shall pay to the Executive his full base salary through the Date of Termination at the rate in effect at the time Notice of Termination is given and the Company shall have no further obligations to the Executive under this Agreement.

                  d. Voluntary Resignation or Retirement. In the event the Executive retires or resigns other than for Good Reason (as defined below), the Company shall pay to the Executive his full base salary through the Date of Termination at the rate in effect at the time Notice of Termination is given and, except as provided in Section 8, the Company shall have no further obligations to the Executive under this Agreement.

                  e. Other. If the Executive's employment hereunder is terminated by the Company other than for Cause or Disability or by the Executive for Good Reason (as defined below), then the Executive shall be entitled all to the benefits provided below:

                  (i) the Company shall pay the Executive his full base salary through the Date of Termination at the rate in effect at the time Notice of Termination is given;

                  (ii) in lieu of any further salary payments to the Executive for periods subsequent to the Date of Termination, the Company shall pay as severance pay to the Executive, not later than the fifteenth day following the Date of Termination, a lump sum severance payment equal to the Executive's full base salary for the then remaining term of this Agreement (without regard to the date of such Notice of Termination) at the rate then in effect (the "Lump Sum Payment"), discounted to present value at a discount rate of 8% per annum applied to each future payment from the time it would have become payable;

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                  (iii) in lieu of shares of common stock issuable upon exercise of outstanding stock options ("Options"), if any, or any stock appreciation rights ("SAR"), if any, whether or not such Options or SARs are vested or then exercisable pursuant to their respective terms, granted to the Executive under the Plan or another of the Company's stock option or stock appreciation rights plans or otherwise (which Options and SARs shall be canceled upon the making of the payment referred to below), the Executive shall receive, not later than the fifteenth day following the Date of Termination, an amount in cash equal to the product of (x) the difference (to the extent that such difference is a positive number) obtained by subtracting the per share exercise price of each Option and each SAR held by the Executive, whether or not then fully exercisable, from the closing price of the Common Stock (on the Date of Termination) as reported on the National Association of Securities Dealers Automatic Quotation System/National Market System or such quotation system or stock exchange as the Common Stock is then listed or principally traded (or if not traded on the Date of Termination, the closing price on the next preceding business day on which the Common Stock traded and in the event that there is no established trading market for the Common Stock, the per share exercise price shall be subtracted from the fair market value of the Common Stock on the Date of Termination as determined in good faith by the Board of Directors of the Company and approved by an independent accounting firm), and
                  (y) the number of shares of Common Stock covered by each such Option or SAR;

                  (iv) the Company shall remove all restrictions on vesting and any and all forfeiture provisions or repurchase options applicable to any shares of restricted stock held by the Executive shall automatically lapse and be of no further force or effect;

                  (v) the Company shall continue coverage, to the extent not prohibited by law, for a period of twelve (12) months from the Date of Termination or the remaining term of this Agreement, whichever period is shorter, for the Executive and his

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                  eligible dependents under all of the Company's benefit plans in effect and applicable to the Executive and his eligible dependents as of the Date of Termination, provided that in the event that the Executive and his eligible dependents, because of the Executive's terminated status, cannot be covered or fully covered under any or all of the Company's benefit plans, the Company shall continue to provide the Executive and/or his eligible dependents with the same level of such coverage in effect prior to termination, on an unfunded basis, if necessary;

                  (vi) the Company shall also pay to the Executive all legal fees and expenses incurred by the Executive in contesting or disputing any such termination or in seeking to obtain or enforce any right or benefit provided by this Agreement or in connection with any tax audit or proceeding to the extent attributable to the application of Section 4999 of the Code to any payment or benefit provided by the Company under this
                  Section 5(e);

                  (vii) the payments under this Subsection (e) are intended by the parties to be due and payable under the circumstances of a termination for the reasons set forth above whether or not such circumstances are preceded by a change in control of the Company. If, notwithstanding the intentions of the parties, it is asserted by any governmental agency, in any tax audit, administrative proceeding or otherwise, that any payments provided under this Section 5(e) (the "Severance Payments") are or will be subject to the tax (the "Excise Tax") imposed by Section 4999 of the Code and/or that a federal income tax deduction for amounts paid as Severance Payments will not be allowed to the Company for any year by reason of Section 28OG of the Code, the Executive may contest or refute such assertion with respect to the Excise Tax in any appropriate forum (the "Executive's Contest") and the Company shall diligently and vigorously contest or refute such assertion with respect to the disallowance of such deduction in all administrative proceedings and in the federal district court or the Tax Court, whichever shall have jurisdiction (the "Company's Contest"). The Executive's Contest and the Company's Contest shall be conducted and presented separately unless the Executive, in his discretion but with the consent of the Company, joins in the Company's Contest. In any

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                  event, the Executive shall be entitled to retain attorneys and other experts deemed necessary or appropriate by the Executive to the proper presentation of the Executive's Contest and shall not be compelled by the Company to compromise, settle or otherwise terminate the Executive's Contest without his written consent thereto. The Company and the Executive shall cooperate one with the other and each shall provide to the other copies of all documents relevant to or useful in connection with either the Executive's Contest or the Company's Contest as may reasonably be requested by the other. The Executive shall attend any hearing, deposition or other proceeding at which his attendance in person is material to the Company's Contest. The Company shall cause the appropriate authorized officer or officers of the Company to attend any hearing, deposition or other matter at which the Company's appearance is requested by any party. In the event that the Severance Payments are finally determined to be subject to the Excise Tax, then the Company shall pay to the Executive an additional payment (a "Gross-Up Payment") in an amount such that after payment by the Executive of all taxes (including any interest or penalties), including, without limitation, any income taxes (including any interest or penalties) and Excise Tax imposed on the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Severance Payments; and

                  (viii) The payments provided for in this Subsection (e), shall be made not later than the fifteenth day following the Date of Termination, provided, however, that if the amounts of such payments cannot be finally determined on or before such day, the Company shall pay to the Executive on such day an estimate, as determined in good faith by the Company, of the minimum amount of such payments and shall pay the remainder of such payments (together with interest at the rate provided in Section 1274(b)(2)(B) of the Code) as soon as the amount thereof can be determined but in no event later than the thirtieth day after the Date of Termination provided that any Gross-Up Payment shall be made within thirty days of the final determination that the Severance Payments are

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                  subject to the Excise Tax. In the event that the amount of the estimated payments exceeds the amount subsequently determined to have been due, such excess shall constitute a loan by the Company to the Executive payable on the fifth day after demand by the Company (together with interest at the rate provided in Section 1274(b)(2)(B) of the Code).

                  f. For purposes of this Agreement, Good Reason shall mean the occurrence of any one of the following events: (i) a material breach by the Company of this Agreement, (ii) the Company's assignment to Executive of duties inconsistent in any material respect with his position (including status and reporting) or any other diminution of authority, duties or responsibilities, excluding any isolated action by the Company not taken in bad faith and which is remedied by the Company within 15 days after receipt of notice from the Executive, (iii) a Change of Control (as defined below), other than a Change of Control Transaction (as defined below) that was approved by a majority of the Continuing Directors (as defined below), or (iv) the relocation of the Executive's principal place of employment to a location more than 50 miles from his principal place of employment on the date of this Agreement (unless such relocation is closer to the Executive's principal residence).

                  g. For purposes of this Agreement, a Change of Control shall occur if: (i) at any time less than 60% of the members of the Board of Directors shall be individuals who were either (x) Directors on the effective date of this Agreement or (y) individuals whose election, or nomination for election, was approved by a vote (including a vote approving a merger or other agreement providing for the membership of such individuals on the Board of Directors) of at least two-thirds of the Directors then still in office who were Directors on the effective date of this Agreement or who were so approved (the "Continuing Directors"); or (ii) the shareholders of the Company shall approve an agreement or plan providing for the Company to be merged, consolidated or otherwise combined with, or for all or substantially all its assets or stock to be acquired by, another corporation, as a consequence of which the former shareholders of the Company will own, immediately after such merger, consolidation, combination or acquisition, less than a majority of the voting power of such surviving or acquiring corporation or the parent thereof (a "Change of Control Transaction").

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                  h. The Executive shall not be required to mitigate the amount of any payment provided for in this Section 5 by seeking other employment or otherwise, nor shall the amount of any payment provided for in this Section 5 be reduced by any compensation earned by the Executive as the result of employment by another employer, or otherwise.

                  i. In addition to all other amounts payable to the Executive under this Section 5, the Executive shall be entitled to receive all benefits payable to him under the Company's retirement savings plan and pension plan, if any, and any other plan, program or arrangement relating to retirement, profit sharing, or other benefits including, without limitation, any employee stock ownership plan or any plan established as a supplement to any such plans. No amount payable to the Executive under Subsection 5(e) shall be considered for any benefit calculation or other purpose under the Company's pension plan, if any.

         6. Change of Control

                  In the event of a Change of Control, the Company shall provide the Executive with the following benefits:

                           (i) in lieu of shares of common stock issuable upon exercise of outstanding stock options ("Options"), if any, or any stock appreciation rights ("SAR"), if any, whether or not such Options or SARs are vested or then exercisable pursuant to their respective terms, granted to the Executive under the Plan or another of the Company's stock option or stock appreciation rights plans or otherwise (which Options and SARs shall be canceled upon the making of the payment referred to below), the Executive shall receive, not later than the fifteenth day following the date of the Change of Control, an amount in cash equal to the product of (x) the difference (to the extent that such difference is a positive number) obtained by subtracting the per share exercise price of each Option and each SAR held by the Executive, whether or not then fully exercisable, from the closing price of the Common Stock (on the date of the Change of Control) as reported on the National Association of Securities Dealers Automatic Quotation System/National Market System or such quotation system or stock exchange as the Common Stock is then listed

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

                           or principally traded (or if not traded on the date of the Change of Control, the closing price on the next preceding business day on which the Common Stock traded and in the event that there is no established trading market for the Common Stock, the per share exercise price shall be subtracted from the fair market value of the Common Stock on the date of the Change of Control as determined in good faith by the Board of Directors of the Company and approved by an independent accounting firm), and (y) the number of shares of Common Stock covered by each such Option or SAR;

                           (ii) the Company shall remove all restrictions on vesting and any and all forfeiture provisions or repurchase options applicable to any shares of restricted stock held by the Executive shall automatically lapse and be of no further force or effect.

                           (iii) to the extent that the payment provided under this Section 6 is subject to the Excise Tax, the Company shall pay to the Executive an additional payment (the "Change of Control Gross-Up Payment") in an amount such that after payment by the Executive of all taxes (including any interest or penalties), including, without limitation, any income taxes (including any interest or penalties) and Excise Tax imposed on the Gross-Up Payment, the Executive retains an amount of the Change of Control Gross-Up Payment equal to the Excise Tax imposed upon the payment under this Section 6.

         7. Retirement

                  Nothing contained in this Agreement shall be deemed to limit the Executive's ability to retire for any reason and to receive benefits under the Company's retirement policies and pension plan for salaried employees, if any and to thereby receive all benefits for which he is eligible under such plans and any other plan, program or arrangement relating to retirement.

         8. Indemnification

                  a. The Company shall indemnify and hold harmless to the fullest extent not prohibited by law, as the same exists or may hereinafter be amended, interpreted or implemented (but, in the case of any amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than are permitted the Company to provide prior to such amendment), each person who was or is made a party or is threatened to be made a party to or is otherwise involved in (as a witness or otherwise) any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative and whether or not by or in the right of the Company or otherwise, (hereinafter, a "proceeding") by reason of the fact that he or she, or a person of whom he or she is the heir, executor, or administrator, is or was a director or officer of the Company or is or was serving at the request of the Company as a director, officer or trustee of another company or of a partnership, joint venture, trust or other enterprise (including, without limitation, service with respect to employee benefit plans), or where the basis of such proceeding is any alleged action or failure to take any action by such person while acting in an official capacity as a director or officer of the Company or in any other capacity on behalf of the Company while such person is or was serving as a director or officer of the Company, against all expenses, liability and loss, including but not limited to attorneys' fees, judgments, fines, excise taxes or penalties and amounts paid or to be paid in settlement whether with or without court approval, actually incurred or paid by such person in connection therewith.

                  b. Notwithstanding the foregoing, except as provided in
Section 8(f) below, the Company shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Company.

                  c. Subject to the limitation set forth above concerning proceedings initiated by the person seeking indemnification, the right to indemnification conferred in this Section 8 shall be a contract right and shall include the right to be paid by the Company the expenses incurred in defending any such proceeding (or part thereof) or in enforcing his or her rights under this Section 8 in advance of the final disposition thereof promptly after receipt by the Company of a request therefor stating in reasonable detail the expenses incurred; provided, however, that to the extent required by law, the payment of such expenses incurred by a director or officer of the Company in advance of the final disposition of a proceeding shall be made only upon receipt of an undertaking, by or on behalf of such person, to repay all amounts so advanced if and to the extent it shall ultimately be determined by a court that he or she is not entitled to be indemnified by the Company under this Section 8, or in the case of a criminal action, the majority of the Board of Directors so determines that he or she is not entitled to be indemnified by the Company, or otherwise.

                  d. The right to indemnification and advancement of expenses provided herein shall continue as to a person who has ceased to be a director or officer of the Company or to serve in any of the other capacities described herein, and shall inure to the benefit of the heirs, executors and administrators of such person.

                  e. Any dispute related to the right to indemnification, contribution or advancement of expenses as provided under this Section 8, except with respect to indemnification for liabilities arising under the Securities Act of 1933, that the Company has undertaken to submit to a court for adjudication, shall be decided only by arbitration as provided in Section 15 of this Agreement.

                  f. The Company shall reimburse an indemnified person or his representative for the expenses (including attorneys' fees and disbursements) incurred in successfully prosecuting or defending any arbitration pursuant to
Section 15 of this Agreement.

                  g. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of a final disposition conferred in this Section 8 and the right to payment of expenses conferred in Section 13 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses hereunder may be entitled under any Bylaw, agreement, vote of shareholders, vote of directors or otherwise, both as to actions in his or her official capacity and as to actions in any other capacity while holding that office, the Company having the express authority to enter into such agreements or arrangements as the Board of Directors deems appropriate for the indemnification of and advancement of expenses to present or future directors and officers as well as employees, representatives or agents of the Company in connection with their status with or services to or on behalf of the Company or any other Company, partnership, joint venture, trust or other enterprise, including any employee benefit plan, for which such person is serving at the request of the Company.

                  h. The Company may create a fund of any nature which may, but need not be, under the control of a trustee, or otherwise secure or insure in any manner its indemnification obligations, including its obligation to advance expenses, whether arising under or pursuant to this Section 8 or otherwise.

                  i. The Company may purchase and maintain insurance on behalf of any person who is or was a director or officer or representative of the Company, or is or was serving at the request of the Company as a representative of another Company, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the Company has the power to indemnify such person against such liability under the laws of this or any other state.

                  Neither the modification, amendment, alteration or repeal of this Section 8 or any of its provisions nor the adoption of any provision inconsistent with this Section 8 or any of its provisions shall adversely affect the rights of any person to indemnification and advancement of expenses existing at the time of such modification, amendment, alteration or repeal or the adoption of such inconsistent provision.

         9. Non-Competition. During the term of this Agreement and for one year after the Date of Termination, the Executive shall refrain from competing with the Company or any subsidiary of the Company except with the Company's prior written consent. The phrase "refrain from competing with the Company or any subsidiary of the Company" shall mean that the Executive will not engage, directly or indirectly (including, by way of example only, as a principal, partner, venturer, employee or agent) nor have any direct or indirect interest in any enterprise (a "Competing Enterprise") which competes with the Company or any subsidiary thereof by engaging a web or wireless based stock trading/transactional e-commerce services business or in substantial and direct competition with any other business operation actively conducted by the Company or its subsidiaries at the Date of Termination. It is agreed that the foregoing provisions shall not restrict the Executive from either (i) being a director of or having any investments or other interests in an enterprise which is not a competing enterprise, or (ii) having any investments in any competing enterprise the stock of which is listed on a national securities exchange or traded publicly over-the-counter so long as such investment does not give the Executive more than five percent (5%) of the voting stock of such enterprise. Provided further that if the Executive's employment hereunder is terminated pursuant to
Section 5(e) and the Executive provides a written waiver of the Lump Sum Payment, the Executive shall be automatically released from the limitations imposed by this Section 9 and this Section shall be of no force and effect.

         10. Non-Solicitation of Customers and Suppliers. The Executive agrees that during his employment with the Company he shall not, directly or indirectly, solicit the trade of, or trade with, any customer, prospective customer, supplier, or prospective supplier of the Company (provided that it shall not be deemed a breach of this Agreement if the Executive solicits such persons for goods or services unrelated to any business of the Company) for any business purpose other than for the benefit of the Company. The Executive further agrees that for two (2) years following termination of his employment with the Company, including without limitation termination by the Company for cause or without cause, the Executive shall not, directly or indirectly, solicit the trade of, or trade with, any customers or suppliers, or prospective customers or suppliers, of the Company. Provided further that if the Executive's employment hereunder is terminated pursuant to Section 5(e) and the Executive provides a written waiver of the Lump Sum Payment, the Executive shall be automatically released from the limitations imposed by this Section 10 and this Section shall be of no force and effect.

         11. Non-Solicitation of Employees. The Executive agrees that, during his employment with the Company and for two (2) years following termination of the Executive's employment with the Company, including without limitation termination by the Company for cause or without cause, the Executive shall not, directly or indirectly, solicit or induce, or attempt to solicit or induce, (other than pursuant to general, non-targeted advertisements) any employee of the Company to leave the Company for any reason whatsoever, or hire any employee of the Company. Provided further that if the Executive's employment hereunder is terminated pursuant to Section 5(e) and the Executive provides a written waiver of the Lump Sum Payment, the Executive shall be automatically released from the limitations imposed by this Section 11 and this Section shall be of no force and effect.

         12. Confidentiality and Inventions. The Executive agrees:

                  a. To keep secret all confidential matters of the Company and its subsidiaries and affiliates and not to disclose them to anyone outside the Company or its subsidiaries and affiliates, either during or after his employment with the Company, except with the Company's prior written consent or as required by law;

                  b. To deliver promptly to the Company on termination of employment of the Executive by the Company all memoranda, notes, records, reports and other documents (and all copies thereof) with respect to any such confidential matters and other proprietary information (such as customers lists, suppliers lists, etc.) which the Executive may then possess or have under his control (For purposes of this Section 12, all information which is not publicly available shall be deemed to be confidential and covered by the foregoing provisions);

                  c. He will promptly and fully disclose to the Company or such officer or other agent as may be designated by the Company any and all inventions made or conceived by Executive (whether made solely by Executive or jointly with others) during employment with the Company (i) which are along the line of the business, work or investigations of the Company, or (ii) which result from or are suggested by any work which Executive may do for or on behalf of the Company; and

                  d. He will assist the Company and its nominees during and subsequent to such employment in every proper way (entirely at its or their expense) to obtain for its or their own benefit patents for such inventions in any and all countries; the said inventions, without further consideration other than such salary as from time to time may be paid to him by the Company as compensation for his services in any capacity, shall be and remain the sole and exclusive property of the Company or is nominee whether patented or not; and

                  e. He will keep and maintain adequate and current written records of all such inventions, in the form of but not necessarily limited to notes, sketches, drawings, or reports relating thereto, which records shall be and remain the property of and available to the Company at all times.

                  f. Promptly upon termination of his employment, he will disclose to the Company, or to such officer or other agent as may be designated by the Company, all inventions which have been partly or wholly conceived, invented or developed by him during employment with the Company (i) which are along the line of the business, work or investigations of the Company, or (ii) which result from or are suggested by any work which Executive may do for or on behalf of the Company for which applications for patents have not been made and will thereafter execute all such instruments of the character hereinbefore referred to, and will take such steps as may be necessary to secure and assign to the Company the exclusive rights in and to such inventions and any patents that may be issued thereon any expense therefor to be borne by the Company.

                  g. He will not at any time aid in attacking the patentability, scope, or validity of any invention to which the provisions of subparagraphs (c) through (f), above, apply.

         13. Legal Fees. In the event that (i) Executive institutes any legal action to enforce his rights under, or to recover damages for breach of this agreement, or (ii) the Company institutes any action to avoid making any payments due to Executive under this agreement, Executive, if he is the prevailing party, shall be entitled to recover from the Company any actual expenses for attorney's fees and other disbursements incurred by him in relation thereto.

         14. Expenses of Agreement. The Company shall pay all legal fees and expenses incurred by the Executive (or reimburse the Executive for any such fees or expenses previously paid by him), to a maximum cost to the Executive of $5,000 in respect of the negotiation and preparation of this Agreement and advice related thereto.

         15. Arbitration. Any disputes hereunder shall be settled as follows:

                  a. Election Of Arbitration. At the option of either party, any and all disputes or controversies whether of law or fact and of any nature whatsoever arising from or respecting this Agreement shall be decided by arbitration by the American Arbitration Association in accordance with the rules and regulations of that Association.

                  b. Selection Of Arbitrators. The arbitrators shall be selected as follows: In the event the Company and Executive agree on one arbitrator, the arbitration shall be conducted by such arbitrator. In the event the Company and Executive do not so agree, the Company and Executive shall each select one independent, qualified arbitrator, and the two arbitrators so selected shall select the third arbitrator. The Company reserves the right to object to any individual arbitrator who shall be employed by or affiliated with a competing organization.

                  c. Conduct Of Arbitration. Arbitration shall take place in Stamford, Connecticut or any other location mutually agreeable to the parties. Reasonable notice of the time and place of arbitration shall be given to all persons as shall be required by law, and such persons or their authorized representatives shall have the right to attend and/or participate in all the arbitration hearings in such manner as the law shall require.

                  d. Secrecy Of Proceedings. At the request of either party, arbitration proceedings will be conducted in the utmost secrecy; in such case all documents, testimony and records shall be received, heard and maintained by the arbitrators in secrecy under seal, available for the inspection only of the Company or Executive and their respective attorneys and their respective experts, who shall agree in advance and in writing to receive all such information confidentially and to maintain such information in secrecy until such information shall become generally known.

                  e. Relief. The arbitrators, who shall act by majority vote, shall be able to award damages, with or without an accounting and costs. The decree or judgment of an award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

         16. Notices. All notices and other communications which are required or may be given under this Agreement shall be in writing and shall be delivered personally or by registered or certified mail addressed to the party concerned at the following addresses:

                                    If to the Company:

                                    SmartServ Online, Inc.
                                    Metro Center
                                    One Station Place
                                    Stamford, CT 06902
                                    Attention: General Counsel

                                    With a copy to:

                                    James J. Barnes, Esq.
                                    Buchanan Ingersoll Professional Corporation
                                    One Oxford Centre, 20th Floor
                                    301 Grant Street
                                    Pittsburgh, PA  15219-1410

                          If to the Executive:

                                    Mr. Alan G. Bozian
                                    50 East 89th Street
                                    New York, NY  10028

                                    With a copy to:

                                    J. Gregory Milmoe, Esq.
                                    Skadden, Arps, Slate, Meagher & Flom
                                    4 Times Square
                                    New York, NY  10036

or to such other address as shall be designated by notice in writing to the other party in accordance herewith. Notices and other communications hereunder shall be deemed effectively given when personally delivered, or, if sent by overnight courier, upon receipt, or, if mailed, 48 hours after deposit in the United States first class mail, postage prepaid.

         17. Miscellaneous.

                  a. This Agreement supersedes all prior agreements, arrangements and understandings, written or oral, relating to the subject matter hereof.

                  b. (i) This Arrangement shall inure to the benefit of the Executive's heirs, representatives or estate to the extent stated herein.

                     (ii) The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company, by agreement in form and substance satisfactory to the Executive, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as defined in the preamble to this Agreement and any successor to its business or assets which executes and delivers the agreement provided for in this Subsection 17 (b) (ii) or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

                  c. This Agreement may be amended, modified, superseded, canceled, renewed or extended and the terms or covenants hereof may be waived, only by a written instrument executed by both of the parties hereto, or in the case of a waiver, by the party waiving compliance. The failure of either party at any time or times to require performance of any provisions hereof shall in no manner affect the right at a later time to enforce such provisions thereafter. No waiver by either party of the breach of any term or covenant contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such breach or a waiver of the breach of any other term or covenant contained in this Agreement.

                  d. In the event any one or more of the covenants, terms or provisions contained in this Agreement shall be invalid, illegal or unenforceable in any respect, the validity of the remaining covenants, terms and provisions contained herein shall be in no way affected, prejudiced or disturbed thereby.

                  e. This Agreement is personal in nature and neither of the parties hereto shall, without the consent of the other, assign or transfer this Agreement or any rights or obligations hereunder, except as provided in Subsection 17(b) above. Without limiting the foregoing, the Executive's right to receive payments hereunder shall not be assignable or transferable, whether by pledge, creation of a security interest or otherwise, other than a transfer by his will or by the laws of descent or distribution, and in the event of any attempted assignment or transfer contrary to this Subsection 17(e) the Company shall have no liability to pay any amount so attempted to be assigned or transferred.

                  f. This Agreement shall be governed by laws of the State of New York, without regard to its choice of law provisions.

                  IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the date first above written.

ATTEST:                                              SMARTSERV ONLINE, INC:

By:                                                  By:
   -------------------------                            ------------------------


WITNESS:                                             EXECUTIVE:



-------------------------                            ---------------------------
                                                          Alan G. Bozian